UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2012

Mediacom Broadband LLC

Mediacom Broadband Corporation

(Exact name of registrants as specified in their charter)

Delaware Delaware	333-72440 333-82124-02	06-1615412 06-1630167
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(I.R.S. Employer Identification Nos.)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 695-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2012, Mediacom Broadband LLC and Mediacom Broadband Corporation (collectively, the “Issuers”) sold, through a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), $300,000,000 in aggregate principal amount of Notes (the “Notes”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

In connection with the issuance and sale of the Notes, on August 28, 2012, the Issuers and Law Debenture Trust Company of New York, as trustee, entered into an Indenture (the “Indenture”). See Item 2.03 of this report for a discussion of the Notes and the Indenture.

In connection with the issuance and sale of the Notes, on August 28, 2012, the Issuers entered into an Exchange and Registration Rights Agreement with the initial purchasers of the Notes. This Exchange and Registration Rights Agreement requires the Issuers to register with the Securities and Exchange Commission (the “Commission”) notes having substantially identical terms as the Notes as part of an offer to exchange non-restricted exchange notes (the “Exchange Notes”) for the Notes. The Issuers have agreed to use their best efforts to file a registration statement for the Exchange Notes with the Commission within 210 days after August 28, 2012 and to use their best efforts to cause such registration statement to be declared effective within 330 days after August 28, 2012. Under certain circumstances, the Issuers will be obligated to file a shelf registration statement with respect to the Notes. Under the Exchange and Registration Rights Agreement, if the Issuers fail to satisfy certain filing and other obligations with respect to the exchange, the Issuers will be obligated to pay an additional annual interest rate on the Notes of up to a maximum of 1.0% per annum. Such additional interest would cease to accrue once such default is remedied.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes bear interest at a rate of 6 3/8% per annum and mature on April 1, 2023. Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2013, to holders of record at the close of business on the March 15 or September 15, respectively, preceding such interest payment date. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. The Notes are general unsecured obligations of the Issuers and rank senior to all of the Issuers’ future debt that is expressly subordinated in right of payment to the Notes. The Notes rank equally with all of the Issuers’ existing and future liabilities that are not so subordinated and are effectively subordinated to all of the Issuers’ secured debt and to all indebtedness and other liabilities of the Issuers’ subsidiaries.

The Issuers will apply a portion of the net proceeds from the issuance and sale of the Notes to fund the purchase of their outstanding 8½% senior notes due 2015 (“8½% Notes”) pursuant to their existing tender offer for up to $350 million principal amount of the Notes. The Issuers intend to use the remainder of such net proceeds to redeem the 8½% Notes, on or after October 15, 2012, that remain outstanding after the expiration of the tender offer, and for general corporate purposes.

The Issuers may redeem some or all of the Notes at any time on or after April 1, 2018 at the redemption prices set forth in the Indenture. The Issuers may also redeem up to 35% of the aggregate principal amount of the Notes on or prior to October 1, 2015, using the proceeds from certain equity offerings, at the redemption price set forth in the Indenture. The Issuers may also redeem some or all of the Notes prior to April 1, 2018 at a redemption price of 100% of the principal amount plus a “make-whole” premium.

Upon a change of control, as defined in the Indenture, the Issuers will be required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Indenture governing the Notes contains certain covenants that will limit, among other things, the Issuers’ ability and the ability of their restricted subsidiaries to:

•	incur certain additional indebtedness and issue disqualified equity interests;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Issuers or any other restricted subsidiary;

•	create certain liens on their assets to secure indebtedness; and

•	enter into certain transactions with affiliates.

In addition, the Indenture governing the Notes contains a covenant that restricts the ability of each of the Issuers to merge or consolidate with or into another entity, or transfer all or substantially all of its assets to another entity.

The description of the Indenture and the Notes is qualified in its entirety by the Indenture and the Notes.

Item 8.01. Other Events.

On August 28, 2012, the Issuers issued a press release announcing the completion of the sale of the Notes. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On August 28, 2012, the Issuers issued a press release announcing that they have early accepted $51.5 million aggregate principal amount of 8 1/2% Senior Notes due 2015 (the “8 1/2% Notes”) tendered in the tender offer for the 8 1/2% Notes as of 5:00 p.m., New York City time, on August 27, 2012, which was the Early Tender Date for the tender offer. As of the Early Tender Date, holders of $73.8 million aggregate principal amount of the 8 1/2% Notes had validly tendered (and not withdrawn) their 8 1/2% Notes. A copy of the press release is being filed as Exhibit 99.2 to this report and is incorporated herein by reference. The Notes early accepted were subject to the pro rata acceptance procedures of the tender offer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name

99.1	Press Release dated August 28, 2012, regarding sale of senior notes

99.2	Press Release dated August 28, 2012, regarding tender offer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

Date: August 28, 2012

Mediacom Broadband Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated August 28, 2012.

99.2	Press Release dated August 28, 2012.